Exhibit 10.1

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of the 31st of December 2018 (this “Agreement”) is entered into by and between MOMENTOUS HOLDINGS CORP., a Nevada corporation (“MHC”), and ANDREW EDDY (“Owner”), an individual residing in Great Britain. MHC and Owner are referred to singularly as a “Party” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Owner owns 100% of the issued and outstanding capital shares of V BEVERAGES LIMITED, a company organized under the las of the United Kingdom, bearing company registration number 10730660 (“Target”) and Target’s wholly-owned subsidiary and operating company is MaxChater Ltd., a United Kingdom company, bearing company registration number 09785403.

WHEREAS, MHC wishes to acquire one hundred percent (100%) of the issued and outstanding shares of capital stock of Target from the Owner (referred to hereinafter as the “Target Interests”), with the purpose of owning and operating Target as MHC’s majority-owned subsidiary;

WHEREAS, MHC and the Owner propose to enter into this Agreement which provides, among other things, that the Owner will transfer and sell the Target Interests to MHC in exchange for 2,250,000 shares of MHC’s common stock as set forth herein (the “Share Exchange”), on the terms and conditions set forth herein and such additional items as more fully described in this Agreement; and

NOW, THEREFORE, in consideration, of the promises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The following terms shall have the following respective meanings:

“Affiliate”

with respect to any Party, a Person that directly or indirectly controls, is controlled by, or is under common control of such Party. For the purpose of this definition, “control” means (i) ownership of more than ten percent (10%) of the voting shares of a Person or (ii) the right or ability to direct the management or policies of a Person through ownership of voting shares or other securities, pursuant to a written agreement or otherwise;

“Business Day”	a day (other than a Saturday) on which banks in Delaware are open for business throughout their normal business hours;

“Closing”	the closing of the transactions contemplated by this Agreement;

“Completion”	completion of acquisition of the Target Interests by MHC and issuance of the Exchange Shares (as such term is defined below) in accordance with the terms and conditions of this Agreement;

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“Encumbrance”

any mortgage, charge, pledge, lien, (otherwise than arising by statute or operation of law), equities, hypothecation or other encumbrance, priority or security interest, preemptive right, deferred purchase, title retention, leasing, sale-and-repurchase or sale-and-leaseback arrangement whatsoever over or in any property, assets or rights of whatsoever nature and includes any agreement for any of the same and reference to “Encumbrances” shall be construed accordingly;

“Person”	any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

“US”	United States of America; and

“United States Dollars” or “US$”	United States dollars.

Section 1.02. Rules of Construction.

(a)                 Unless the context otherwise requires, as used in this Agreement: (i) “including” means “including, without limitation”; (ii) words in the singular include the plural; (iii) words in the plural include the singular; (iv) words applicable to one gender shall be construed to apply to each gender; (v) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement; (vi) the terms “Article” and “Section” shall refer to the specified Article or Section of or to this Agreement; and (vii) the term “day” shall refer to calendar days.

(b)                 Titles and headings to Articles and Sections are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

ARTICLE II

THE SHARE EXCHANGE

Section 2.01. Share Exchange.

(a)                 Subject to and upon the terms and conditions of this Agreement, on the Closing Date (as defined hereafter), MHC shall acquire all of the Target Interests with all of such interests acquired being free from all Encumbrances together with all rights now or hereafter attaching thereto. MHC shall be the sole owner of Target and Target shall continue to operate in its normal course of business, as a wholly-owned subsidiary of MHC.

(b)                 As consideration for the transfer or sale of the Target Interests to MHC by the Owner, MHC shall provide the following to the Owner: 2,250,000 shares of MHC’s common stock, par value $0.001 (the “Exchange Shares”). The Exchange Shares shall be remitted as provided in Section 2.04 below.

(c)                 The Share Exchange shall take place upon the terms and conditions provided for in this Agreement and in accordance with applicable law. If the Closing does not occur as set forth in Section 2.02 of this Agreement due to one Party’s failure to perform, then the other Party may terminate the Agreement.

Section 2.02. Closing Location. The Closing of the Share Exchange and the other transactions contemplated by this Agreement will occur as soon as possible (the “Closing Date”), at the law offices of Booth Udall Fuller, PLC, 1255 W. Rio Salado Parkway, #215, Tempe, Arizona.

Section 2.03. The Owner’s Closing and Post-Closing Items.

(a)                 At the Closing, the Owner shall tender to MHC:

(1)       Duly executed and notarized stock powers for the transfer of the Target Interests to MHC;

(2)       A resolution signed by Owner certifying that the conditions in Section 8.01(b) have been satisfied.

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(b)                 Following the Closing, The Owner and Target shall provide in a timely manner all documents, purchase agreements and any other instruments reasonably required to effect the re-registration of the Target Interests in the name of MHC.

(c)                 Upon completion of the re-registration of the Target Interests in the name of MHC, the Owner and Target shall deliver proof of such re-registration to MHC and its legal counsel.

Section 2.04. MHC’s Closing and Post-Closing Items.

(a)                 At the Closing, MHC will tender to the Owner:

(1)       A certified copy(ies) of resolutions of the Board of Directors of MHC in a form satisfactory to the Owner, acting reasonably, authorizing:

(i)       the execution and delivery of this Agreement by MHC; and

(ii)       the issuance of the Exchange Shares to Owner.

(2)       Share certificates, registered in the name of Owner as set forth above representing the Exchange Shares; and

(3)       A certificate executed by a duly appointed officer of MHC certifying that the conditions in Section 9.01(b) have been satisfied.

(b)                 Following the Closing, MHC shall cooperate with the Owner and Target in executing and delivering all documents reasonably necessary to effect the re-registration of the Target Interests in the name of MHC pursuant to subsection (b) of Section 2.03.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01. Each Party represents and warrants to the other Party that each of the warranties it makes is accurate in all respects and not misleading as at the date of this Agreement.

Section 3.02. Each Party undertakes to disclose in writing to the other Party anything which is or may constitute a breach of or be inconsistent with any of the warranties immediately upon the same coming to its notice at the time of and after Completion.

Section 3.03. Each Party agrees that each of the warranties it makes shall be construed as a separate and independent warranty and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other warranty or any other term of this Agreement.

Section 3.04. Each Party acknowledges that the restrictions contained in Section 11.01 shall continue to apply after the Closing without limit in time.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF MHC

Section 4.01. Organization, Standing and Authority; Foreign Qualification. MHC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 4.02. Corporate Authorization. The execution, delivery and performance by MHC of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of MHC, and this Agreement constitutes a valid and binding agreement of MHC. The Exchange Shares to be issued in accordance with this Agreement shall be duly authorized and, upon such issuance, will be validly issued, fully paid and non-assessable.

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Section 4.03. Capitalization. MHC’s authorized capital stock, as of the Closing Date prior the issuance of the Exchange Shares, shall consist of (a) Seventy-Fifty Million (75,000,000) authorized shares of common stock (the “Common Stock”), of which 28,245,00 shares will be issued and outstanding; (b) ten million authorized shares of Preferred Stock (the “Preferred Stock”), of which zero (0) shares are issued and outstanding. All of such issued and outstanding shares of MHC’s Common Stock are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, shares of MHC’s Common Stock or any other security of MHC or any plan for any of the foregoing. MHC is not obligated to register the resale of any of its Common Stock on behalf of any shareholder of MHC under the Securities Act.

Section 4.04. Subsidiaries. Prior to the Closing, MHC has no subsidiaries.

Section 4.05. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)                 violate any provision of the Articles of Incorporation, Bylaws or other charter or organizational document of MHC;

(b)                 violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which MHC is a party or by or to which either of its assets or properties, may be bound or subject;

(c)                 violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon MHC or upon the securities, assets or business of MHC;

(d)                 violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to MHC or to the securities, properties or business of MHC; or

(e)                 result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by MHC.

Section 4.06. Litigation. There is no litigation, suit, proceeding, action or claim at law or in equity, pending or to MHC’s best knowledge threatened against or affecting MHC or involving any of MHC’s property or assets, before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits or proceedings relating to toxic materials, hazardous substances, pollution or the environment. MHC is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

Section 4.07. Compliance with Laws. To the best knowledge of MHC, it has complied with all laws, municipal bylaws, regulations, rules, orders, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of its business, except where the failure to comply will not have a material adverse effect on the business, properties, financial condition or earnings of MHC.

Section 4.08. Material Information. This Agreement and all other information provided, in writing, by MHC or representatives thereof to the Owner, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions which have not been disclosed to the Owner in writing which, individually or in the aggregate, could have a material adverse effect on MHC or a material adverse effect on the ability of MHC to perform any of its obligations pursuant to this Agreement.

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Section 4.09. Brokerage. No broker or finder has acted, directly or indirectly, for MHC nor did MHC incur any finder’s fee or other commission, in connection with the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE OWNER

The Owner represents and warrants to MHC as follows:

Section 5.01. Organization, Standing and Authority; Foreign Qualification. (a) Target is a company duly organized, validly existing and in good standing under the laws of the United Kingdom and has all requisite corporate power and authority to own, lease and operate its respective properties and to conduct its respective business as presently conducted and as proposed to be conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities require such qualification.

Section 5.02. Authorization. The execution, delivery and performance by the Owner of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary actions, as the case may be, on the part of Owner and Owner has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement of Owner.

Section 5.03. Capitalization.

(a)                 All of the Target Interests held by the Owner are duly authorized and validly issued under the laws of the United Kingdom and are rightfully and legally owned by the Owner without the right of offset or assessment of further payment. There are no outstanding options, warrants, agreements or rights to subscribe for or to purchase, or commitments to issue, any further ownership interests or any other security or any plan for any of the foregoing. The Target Interests represent 100% of the issued and outstanding equity interests of Target.

(b)                 The Target Interests are not subject to any option, right of first refusal or any other restriction on transfer, whether by contract, agreement, applicable law, regulation or statute, as the case may be.

(c)                 There are no outstanding loans, debts, bonds, indentures, liens, encumbrances or promissory notes giving the holder thereof the right to convert such instruments into shares of Target’s capital stock.

Section 5.04. Subsidiaries. At the time of the Closing, Target’s sole subsidiary is MaxChater Ltd., a company organized under the laws of the United Kingdom.

Section 5.05. Sale of Exchange Shares. Upon completion of the purchase and sale of the Exchange Shares, the Owner shall be the beneficial and record holder of the Exchange Shares.

Section 5.06. Investment Risk. The Owner understand that an investment in MHC includes a high degree of risk, he has such knowledge and experience in financial and business matters, investments, securities and private placements as to be capable of evaluating the merits and risks of its investment in the Exchange Shares, is in a financial position to hold the Exchange Shares for an indefinite period of time, and is able to bear the economic risk of, and withstand a complete loss of such investment in the Exchange Shares.

Section 5.07. Cooperation. If required by applicable securities laws or order of a securities regulatory authority, stock exchange or other regulatory authority, the Owner and Target will execute, deliver, file and otherwise assist MHC in filing such reports, undertakings and other documents as may be required with respect to the issuance of the Exchange Shares.

Section 5.08. Tax Advice. The Owner is solely responsible for obtaining such legal, including tax, advice as he considers necessary or appropriate in connection with the execution, delivery and performance by the Owner of this Agreement and the transactions contemplated herein.

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Section 5.09. Investment Representations. All of the acknowledgements, representations, warranties and covenants set out in Exhibit A hereto are true and correct as of the date hereof and as of the Closing Date.

Section 5.10. No Conflict. The execution, delivery and performance of this Agreement and the completion of the transactions contemplated herein will not:

(a)                 violate any provision of any chartered document of Target or other organizational document;

(b)                 violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which the Owner and/or Target is a party or by or to which either’s assets or properties may be bound or subject;

(c)                 violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Owner and/or Target or upon the securities, assets or business of the Owner and/or Target;

(d)                 violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Target or to the securities, properties or business of the Owner and/or Target; or

(e)                 result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit or license held by Target.

Section 5.11. Articles of Incorporation and Bylaws.

(a)                 The Owner and Target have heretofore delivered to MHC true, correct and complete copies of the chartered documents or comparable instruments of Target, certified by the applicable corporate secretary thereof.

(b)                 The minute book of Target accurately reflects all actions taken at all meetings and consents in lieu of meetings of its respective shareholders, members or Owner, from the date of incorporation to the date hereof.

Section 5.12. Compliance with Laws. To the best of the Owner and Target’s knowledge, Target is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any federal, provincial, state, local, municipal or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on Target and have not received written notice that any violation is being alleged.

Section 5.13. Material Contracts.

Except as set forth in Schedule 5.13 attached hereto, copies of which are hereby acknowledged by MHC as having been received, Target is not a party to any:

(i)                   contracts with any current or former officer, director, employee, consultant, agent or other representative having more than three (3) months to run from the date hereof or providing for an obligation to pay and/or accrue compensation of $100,000 or more per annum, or providing for the payment of fees or other consideration in excess of $100,000 in the aggregate to any officer or director of Target, or to any other entity in which Target has an interest;

(ii)                 contracts for the purchase or sale of equipment or services that contain an escalation, renegotiation or re-determination clause or that can be cancelled without liability, premium or penalty only on ninety (90) days’ or more notice;

(iii)                contracts for the sale of any of its assets or properties or for the grant to any person of any preferential rights to purchase any of its assets or properties;

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(iv)               contracts (including, without limitation, leases of real property) calling for an aggregate purchase price or payments in any one (1) year of more than $100,000 in any one case (or in the aggregate, in the case of any related series of contracts);

(v)               contracts relating to the acquisition by Target of any operating business of, or the disposition of any operating business by, any other person;

(vi)               executory contracts relating to the disposition or acquisition of any investment or of any interest in any Person;

(vii)              joint venture contracts or agreements;

(viii)            contracts under which Target agrees to indemnify any party, other than in the ordinary course of business or in amounts not in excess of $100,000 or to share tax liability of any party;

(ix)               contracts containing covenants of Target not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with Target in any line of business or in any geographical area;

(x)                 contracts for or relating to computers, computer equipment, computer software or computer services; or

(xi)               contracts relating to the borrowing of money by Target or the direct or indirect guarantee by Target of any obligation for, or an agreement by Target to service, the repayment of borrowed money, or any other contingent obligations in respect of indebtedness of any other Person, including, without limitation:

(a)	any contract with respect to lines of credit;

(b)	any contract to advance or supply funds to any other Person other than in the ordinary course of business;

(c)	any contract to pay for property, products or services of any other Person even if such property, products or services are not conveyed, delivered or rendered;

(d)	any keep-well, make-whole or maintenance of working capital or earnings or similar contract; or

(e)	any guarantee with respect to any lease or other similar periodic payments to be made by any other Person; and

(f)	any other material contract whether or not made in the ordinary course of business.

Section 5.14. Material Information. This Agreement and all other information provided in writing by the Owner or representatives of Target to MHC, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading. There are no facts or conditions, which have not been disclosed to MHC in writing which, individually or in the aggregate, could have a material adverse effect on Target or a material adverse effect on the ability of the Owner to perform any of their obligations pursuant to this Agreement.

Section 5.15. Actions and Proceedings. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving Target or Owner. There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of Owner, threatened against or involving Owner or the Target Interests.

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Section 5.16. Operations. Except as previously disclosed to MHC or as contemplated by this Agreement, since its date of incorporation or organization, Target has not:

(a)                amended its Charter documents, other organizational documents or merged with or into or consolidated with any other person or entity, subdivided or in any way reclassified any of its ownership interests or changed or agreed to change in any manner the rights of its ownership interests or the character of its business;

(b)                 issued, reserved for issuance, sold or redeemed, repurchased or otherwise acquired, or issued options or rights to subscribe to, or entered into any contract or commitment to issue, sell or redeem, repurchase or otherwise acquire, any ownership interests or any bonds, notes, debentures or other evidence or indebtedness; or

(c)                 made any loan or advance to any manager, officer, director or employee, consultant, agent or other representative.

ARTICLE VI

COVENANTS AND AGREEMENTS OF OWNER

Section 6.01. Conduct of Businesses in the Ordinary Course. From the date of this Agreement to the Closing Date, the Owner shall cause Target to conduct its business substantially in the manner in which it is currently conducted.

Section 6.02. Preservation of Permits and Services. From the date of this Agreement to the Closing Date, the Owner shall cause Target to use its best efforts to preserve any permits and licenses in full force and effect and to keep available the services, and preserve the goodwill, of its present managers, officers, employees, agents, and consultants.

Section 6.03. Conduct Pending the Closing Date. From the date of this Agreement to the Closing Date: (a) the Owner shall cause Target to use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article V shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and (b) the Owner shall promptly notify MHC of any event, condition or circumstance that would constitute a violation or breach of this Agreement by Owner or Target.

Section 6.04. Corporate Examinations and Investigations. Prior to the Closing Date, MHC shall be entitled, through its employees and representatives, to make such reasonable investigation of the assets, liabilities, properties, business and operations of Target, and such examination of the books, records, tax returns, results of operations and financial condition of Target. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Owner, Target and its employees and representatives, including without limitation, their counsel and independent public accountants, shall cooperate fully with such representatives in connection with such reasonable review and examination.

ARTICLE VII

COVENANTS AND AGREEMENTS OF MHC

Section 7.01. Litigation. From the date of this Agreement to the Closing Date, MHC shall notify the Owner and Target of any actions or proceedings of the type described in Section 4.06 that are threatened or commenced against MHC or against any officer, director, employee, properties or assets of MHC and of any requests for information or documentary materials by any governmental or regulatory body in connection with the transactions contemplated hereby.

Section 7.02. Conduct of MHC Pending the Closing. From the date hereof through the Closing Date:

(a)                 MHC shall use its best efforts to conduct its affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Article IV shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date; and

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(b)                 MHC shall promptly notify the Owner and Target of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of this Agreement by MHC.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATION OF MHC TO CLOSE

The obligations of MHC to be performed by it at the Closing pursuant to this Agreement are subject to the fulfillment on or before the Closing Date, of each of the following conditions, any one or more of which may be waived by it, to the extent permitted by law:

Section 8.01. Representations and Covenants. (a) The representations and warranties of the Owner contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

(b)                The Owner shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by him on or before the Closing Date. The Owner shall have delivered to MHC a certificate, dated the Closing Date, and signed by him to the foregoing effect.

Section 8.02. Governmental Permits and Approvals.

(a)                All approvals, authorizations, consents, permits and licenses from governmental and regulatory bodies required for the transactions contemplated by this Agreement and to permit the business currently carried on by Target to continue to be carried on substantially in the same manner immediately following the Closing Date shall have been obtained and shall be in full force and effect, and MHC shall have been furnished with appropriate evidence, reasonably satisfactory to it, of the granting of such approvals, authorizations, consents, permits and licenses; and

(b)                There shall not have been any action taken by any court, governmental or regulatory body then prohibiting or making illegal on the Closing Date the transactions contemplated by this Agreement.

Section 8.03. Third Party Consents. All consents, permits and approvals from parties to contracts with Target that may be required in connection with the performance by Target or the continuance of such contracts in full force and effect after the Closing Date, shall have been obtained.

Section 8.04. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on Target, Owner, or on the Target Interests.

Section 8.05 Due Diligence Review. MHC must have received results satisfactory to it, in its sole discretion, from its due diligence review of Target and its operations.

Section 8.06 Closing Documents. The Owner and Target shall have executed and delivered the documents described in Section 2.03 above.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATION OF OWNER TO CLOSE

The obligations of the Owner to be performed by him at the Closing pursuant to this Agreement are subject to the fulfillment, on or before the Closing Date, of each the following conditions, any one or more of which may be waived by him, to the extent permitted by law:

Section 9.01. Representations and Covenants. (a) The representations and warranties of MHC contained in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except that any of such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true as of such date or period; and

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(b)                 MHC shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or before the Closing Date. MHC shall have delivered to the Owner and Target a certificate dated the Closing Date, and signed by an authorized signatory of MHC to the foregoing effect.

Section 9.02. Litigation. No action, suit or proceeding shall have been instituted and be continuing or be threatened by any Person to restrain, modify or prevent the carrying out of the transactions contemplated hereby, or to seek damages in connection with such transactions, or that has or could have a material adverse effect on MHC.

Section 9.03. Closing Documents. MHC shall have executed and delivered the documents described in Section 2.04 above.

ARTICLE X

TERMINATION

Section 10.01. Termination. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the Share Exchange and the other transactions contemplated by this Agreement shall be abandoned at any time prior to the Closing: by mutual written consent of the Owner and MHC.

Section 10.02. Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 10.01, this Agreement shall become null and void and of no further force and effect.

ARTICLE XI

POST-CLOSING COVENANTS

Section 11.01 The Owner’s Covenants. The Owner hereby covenants with MHC and promises as follows:

(a)	To maintain the books, records, accounting and financial statements of Target and its subsidiary and all operations related to either’s current business, in accordance with applicable accounting principles and practices.

(b)	To maintain all of the legal requirements that permit Target and its subsidiary to operate their current businesses under all applicable laws and regulations of the U.K. and comply with all other laws and regulations of the U.K.

(c)	Not to incur any debt by Target or its subsidiary in any event whatsoever, except with the prior written consent of the Board of Directors of MHC.

MISCELLANEOUS

Section 11.02. Time. Time shall be of the essence hereof.

Section 11.03. Notices. Any notice or other writing required or permitted to be given hereunder or for the purposes hereof shall be sufficiently given if delivered to the Party to whom it is given or, if mailed, by prepaid registered mail, or sent by email, addressed to such Party at:

if to Owner, at:

[_______________________]

[_______________________]

[_______________________]

Attn.: Andrew Eddy

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if to MHC, at:

5 Mile End Road

London E1 4TP

United Kingdom

Attn: James Horan

or at such other physical address as the Party to whom such writing is to be given shall have last notified to the Party giving the same in the manner provided in this article. Written notice hereunder, shall be delivered personally or sent to each Party by (i) personal delivery, (ii) a nationally-recognized, next-day courier service, (iii) first-class registered or certified mail, postage prepaid or (iv) electronic mail. In the case of delivery by certified mail, such mailing shall be deemed to have been delivered following deposit with the U.S. Postal Service, if deposited at a United States post office five (5) calendar days following deposit with the U.S. Postal Service. In the case of overnight delivery, delivery shall be deemed to be completed upon receipt of the notice at the address provided. In the case of email delivery, delivery shall be deemed to be completed upon the email message having been sent.

Section 11.04. Severability. If a court of competent jurisdiction determines that any one or more of the provisions contained in this Agreement is invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provision or provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless in either case as a result of such determination this Agreement would fail in its essential purpose.

Section 11.05. Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, oral or written, by and between any of the Parties with respect to the subject matter hereof.

Section 11.06. Further Assurances. The Parties shall with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by the other Party as may be reasonably necessary or desirable to give effect to the purpose of this Agreement and carry out its provisions whether before or after the Closing Date.

Section 11.07. Waiver. Except as provided in this Article, no action taken or inaction pursuant to this Agreement will be deemed to constitute a waiver of compliance with any warranties, conditions or covenants contained in this Agreement and will not operate or be construed as a waiver of any subsequent breach, whether of a similar or dissimilar nature. No waiver of any right under this Agreement shall be binding unless executed in writing by the Party to be bound thereby.

Section 11.08. Counterparts. This Agreement may be executed in as many counterparts as may be necessary or by facsimile and each such counterpart agreement or facsimile so executed shall be deemed to be an original and such counterparts and facsimile copies together shall constitute one and the same instrument and shall be valid and enforceable.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF the Parties hereto have set their hand and seal as of the day and year first above written.

MOMENTOUS HOLDINGS CORP., a Nevada corporation		OWNER:

By:	/s/ James Horan	By:	/s/ Andrew Eddy
Name: JAMES HORAN		Name: ANDREW EDDY
Title: Chief Executive Officer		Title:

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SCHEDULE 5.13

List of Material Contracts

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Exhibit A

The Owner acknowledges on his own behalf that:

(a)	AN INVESTMENT IN THE EXCHANGE SHARES IS NOT WITHOUT RISK AND THE OWNER MAY LOSE HIS ENTIRE INVESTMENT;

(b)	MHC may complete additional, and existing, financings in the future in order to develop the business of MHC and fund its ongoing development, and such future financings may have a dilutive effect on current shareholders of MHC, including the Owner;

(c)	the Owner has not been provided with, nor has he requested, nor does he have any need to receive, an offering memorandum or any similar document in connection with his purchase of the Exchange Shares, and his decision to purchase the Exchange Shares has been based entirely upon publicly available information concerning MHC and not upon any verbal or other written representation as to fact or otherwise made by or on behalf of MHC or any employees, agents or affiliates thereof;

(d)	the Exchange Shares have not been registered under the U.S. Securities Act of 1933 (the "U.S. Securities Act") or the securities laws of any state, and that the Exchange Shares upon issuance will be, "restricted securities" in the United States within the meaning of Rule 144(a)(3) of the U.S. Securities Act;

(e)	no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to the Exchange Shares;

(f)	the purchase of the Exchange Shares has not been made through, or as a result of, and the distribution of the Exchange Shares is not being accompanied by, and the Owner is not aware of, any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media, or broadcast over radio, internet or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(g)	the Exchange Shares are being offered for sale on a "private placement" basis only;

(h)	the issuance, sale and delivery of the Exchange Shares to the Owner is conditional upon such issuances and sales being exempt from the registration requirements and the prospectus requirements, or the requirement to file a registration statement, of all applicable securities legislation relating to the issuance and sale of the Exchange Shares, or upon the issuance of such orders, consents or approvals as may be required to permit such sales without the requirement of filing a prospectus or complying with the registration requirements;

(i)	MHC may be required to disclose to applicable securities regulatory authorities the identity of the beneficial purchasers of the Exchange Shares;

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(j)	upon the issuance of the Exchange Shares, the certificates representing the Exchange Shares shall bear a legend to the effect that transfer is prohibited for a minimum period of one (1) year after the purchase of the Exchange Shares, and thereafter that transfer is prohibited except (i) in accordance with the provisions of Regulation S under the U.S. Securities Act, (ii) pursuant to registration under U.S. Securities Act, or (iii) pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with U.S. Securities Act;

(k)	the Exchange Shares will be subject to resale restrictions under applicable securities legislation, rules, regulations and policies, and the Owner will comply with all relevant securities legislation, rules, regulations and policies concerning any Exchange Shares and will consult with his own legal advisers with respect to complying with all restrictions applying to any such resale and further agrees that he is solely responsible for compliance with all applicable resale restrictions and will only resell the Exchange Shares in compliance with all applicable securities laws;

(l)	the offering of the Exchange Shares is only being made to persons to whom it may be lawfully made and the Exchange Shares are being issued and sold without breach of any applicable securities legislation;

(m)	he has been given the opportunity by MHC to ask questions of, and receive answers from, the management of MHC and has had access to such financial and other information concerning MHC as he has considered necessary to make a decision to invest in the Exchange Shares and has availed himself of such opportunity to the full extend desired; and

(n)	that Owner is an “accredited investor”, as such term is defined by Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act of 1933.

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